UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 North Miami Avenue, Miami, Florida	33127

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-324-2300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2013, ERBA Diagnostics, Inc. (the “Company”) entered into that certain Business Loan Agreement (the “New Loan Agreement”) and that certain Promissory Note (the “New Note”) with Citibank, N.A. (“Citibank”), which provides for a secured, revolving credit facility of up to $2,000,000 (the “New Line of Credit”). Amounts outstanding under the New Line of Credit (a) will accrue interest at an annual rate equal to the 30-day LIBOR plus 1.75% and (b) will become due and payable on December 31, 2013, subject to acceleration upon the occurrence of certain specified events of default that the Company believes are customary for transactions of this type. Pursuant to the New Loan Agreement, the Company will be subject to certain specified positive and negative covenants (including, without limitation, the requirements to maintain a specified capital base and a specified leverage ratio) that the Company believes are customary for transactions of this type.

Amounts outstanding under the New Line of Credit will be secured by all of the assets of the Company and its wholly-owned subsidiaries located in the United States – Diamedix Corporation (“Diamedix”), ImmunoVision, Inc. (“ImmunoVision”), and Drew Scientific, Inc. (“Drew Scientific”). The security interests were granted pursuant to those certain Commercial Security Agreements (the “New Security Agreements”), dated as of March 1, 2013, made by each of the Company, Diamedix, ImmunoVision and Drew Scientific in favor of Citibank. In addition, each of Diamedix, ImmunoVision and Drew Scientific has guaranteed the repayment of amounts drawn on the New Line of Credit pursuant to Commercial Guaranty Agreements (the “New Guaranties”). Further, Transasia Bio-Medicals Limited, the indirect parent company of the Company, has also guaranteed the repayment of amounts drawn on the New Line of Credit.

The descriptions of the New Loan Agreement, New Note, New Security Agreements, and New Guaranties set forth under this Item 1.01 do not purport to be complete. Such descriptions are qualified in their entirety by reference to copies of the New Loan Agreement (attached hereto as Exhibit 10.1), the New Note (the form of which is attached hereto as Exhibit 10.2), the New Security Agreements (the form of which is attached hereto as Exhibit 10.3), and the New Guaranties (the form of which is attached hereto as Exhibit 10.4), as applicable, each of which is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

On March 1, 2013, in connection with the Company establishing the New Line of Credit, Diamedix contemporaneously closed down the line of credit it had previously established under that certain Loan Agreement (the “Old Loan Agreement”) and that certain Revolving Promissory Note (the “Old Note”), each dated as of June 10, 2011, with City National Bank of Florida (“CNB”), which provided for a secured, revolving credit facility of up to $975,000 (the “Old Line of Credit”). Amounts outstanding under the Old Line of Credit (a) accrued interest at an annual rate equal to the 30-day LIBOR plus 4.00% and (b) would have become due and payable on June 10, 2013, subject to acceleration upon the occurrence of certain specified events of default that the Company believes are customary for transactions of this type.

Amounts outstanding under the Old Line of Credit were secured by all of the assets of Diamedix, including, without limitation, the Company’s corporate headquarters located in Miami, Florida. The security interests were granted pursuant to that certain Security Agreement (the “Old Security Agreement”), dated as of June 10, 2011, by and between Diamedix and CNB and that certain Mortgage, Assignment of Rents and Security Agreement (the “Old Mortgage, Assignment of Rents and Security Agreement”), made on June 10, 2011 from Diamedix in favor of CNB. In addition, the Company and one of its other wholly-owned subsidiaries located in the United States – ImmunoVision – guaranteed the repayment of amounts drawn on the Old Line of Credit pursuant to Guaranty Agreements (the “Old Guaranties”).

The descriptions of the Old Loan Agreement, Old Note, Old Security Agreement, Old Mortgage, Assignment of Rents and Security Agreement and Old Guaranties set forth under this Item 1.02 do not purport to be complete. Such descriptions are qualified in their entirety by reference to copies of the Old Loan Agreement, the Old Note, the Old Security Agreement, the Old Mortgage, Assignment of Rents and Security Agreement and the Old Guaranties, as applicable, each of which is incorporated by reference herein from the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2011.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 – Business Loan Agreement, dated as of March 1, 2013, by and between ERBA Diagnostics, Inc. and Citibank, N.A.

10.2 – Form of Promissory Note, executed on March 1, 2013, made by ERBA Diagnostics, Inc. in favor of Citibank, N.A.

10.3 – Form of Commercial Security Agreement, dated as of March 1, 2013, made by each of ERBA Diagnostics, Inc., Diamedix Corporation, ImmunoVision, Inc., and Drew Scientific, Inc., in favor of Citibank, N.A.

10.4 – Form of Commercial Guaranty Agreement, dated as of March 1, 2013, made by each of Diamedix Corporation, ImmunoVision, Inc., and Drew Scientific, Inc., in favor of Citibank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2013	ERBA Diagnostics, Inc.
	By:	/s/ Kevin D. Clark
Name: Kevin D. Clark,
Title: Chief Executive Officer, Chief Operating Officer and President

Exhibit Index

Exhibit	Description

10.1	Business Loan Agreement, dated as of March 1, 2013, by and between ERBA Diagnostics, Inc. and Citibank, N.A.

10.2	Form of Promissory Note, executed on March 1, 2013, made by ERBA Diagnostics, Inc. in favor of Citibank, N.A.

10.3	Form of Commercial Security Agreement, dated as of March 1, 2013, made by each of ERBA Diagnostics, Inc., Diamedix Corporation, ImmunoVision, Inc., and Drew Scientific, Inc., in favor of Citibank, N.A.

10.4	Form of Commercial Guaranty Agreement, dated as of March 1, 2013, made by each of Diamedix Corporation, ImmunoVision, Inc., and Drew Scientific, Inc., in favor of Citibank, N.A.